UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 22, 2011

MGM RESORTS INTERNATIONAL

(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada		89109
(Address of Principal Executive Offices)		(Zip Code)

(702) 693-7120

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 22, 2011, MGM Resorts International, a Delaware corporation (the “Company”), the New Jersey Division of Gaming Enforcement (the “DGE”), Marina District Development Company LLC and Boyd Gaming Corporation entered into an amendment, subject to approval by the New Jersey Casino Control Commission (the “CCC”), with respect to the Company’s Stipulation of Settlement with the DGE under which the Company will sell its 50% ownership interest in the Borgata Hotel Casino & Spa in Atlantic City.

The amendment provides that the mandated sale of the trust property be increased by 18 months to 48 months. During the first 36 months (or until March 24, 2013), the Company has the right to direct the trustee to sell the trust property. If a sale is not concluded by that time, the trustee will be responsible for selling the Company’s interest in the Borgata during the following 12-month period. All other material terms of the settlement agreement remain unchanged.

The CCC is expected to hold a hearing on the amendment to the settlement on August 8, 2011.

The Company remains the sole economic beneficiary of the trust. The Company owns its interest in the Borgata through a 50-50 joint venture with Boyd Gaming Corporation whose interest is not affected by the settlement. A copy of the press release announcing the amendment is attached hereto as Exhibit 99.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

No.	Description

99	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM Resorts International

Date: July 22, 2011	By:	/s/ Andrew Hagopian III
Andrew Hagopian III
Vice President & Deputy General Counsel

INDEX TO EXHIBITS

No.	Description

99	Press Release

4